Exhibit 5.1

              [Letterhead of Parker, Poe, Adams & Bernstein L.L.P.]


                                December 11, 2000

Sonic Automotive, Inc.
5401 East Independence Boulevard
P.O. Box 18747
Charlotte, NC 28212

                             Sonic Automotive, Inc.
                       Registration Statement on Form S-3
        Registration Nos. 333-50430 and 333-50430-01 through 333-50430-G7

Ladies and Gentlemen:

         We have acted as counsel for Sonic Automotive, Inc., a Delaware corporation (the "Company") and the Guarantors (as defined below), in connection with the registration by the Company and the Guarantors, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness ("Debt Securities"), (ii) shares of preferred stock, par value $.10 per share, of the Company in one or more series ("Preferred Stock"), (iii) shares of Class A common stock, par value $.01 per share, of the Company ("Common Stock") and (iv) warrants to purchase shares of Common Stock ("Warrants") and (b) by the subsidiaries of the Company (the "Guarantors") from time to time, pursuant to Rule 415 under the Securities Act of guarantees of the obligations of the Company under the Debt Securities (the "Guarantees"). The aggregate initial offering price of the Debt Securities, Preferred Stock, Common Stock, Warrants and Guarantees offered by the Company in any such offering will not exceed $300,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The term "Securities" shall collectively refer to the Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Guarantees. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in the supplements to the Prospectus contained in the Company's Form S-3 Registration Statement (Registration Nos. 333-50430 and 333-50430-01 through 333-50430-G7), as amended (the "Registration
Statement"), to which this opinion is an exhibit.

         We have also acted as counsel for the Company in connection with the registration by the Company under the Securities Act, of the resale by certain selling stockholders listed in the Registration Statement (the "Selling Stockholders") of 57,976 shares of Common Stock that were issued by the Company in connection with the acquisitions of the Selling Stockholders' businesses (the "Resale Shares").

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Sonic Automotive, Inc.
December 11, 2000
Page 2

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and Bylaws (or other organizational documents) of the Company and each of the Guarantors, (ii) the form of Senior Indenture ("Senior Debt Indenture") relating to senior debt of the Company ("Senior Debt Securities"), including any Guarantees thereof, included as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture (the "Subordinated Debt Indenture" and together with the Senior Debt Indenture, the "Indentures") relating to subordinated debt of the Company ("Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities"), including any Guarantees thereof, included as an exhibit to the Registration Statement, (iv) all actions of the Company's Board of Directors recorded in the Company's minute book, (v) that certain Agreement and Plan of Merger and Reorganization dated as of October 31, 1999, by and among the Company, FAA Acquisition Corp., FirstAmerica Automotive, Inc. and Certain of the Stockholders of FirstAmerica Automotive, Inc. and (vi) such other certificates, instruments and documents as considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

         In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing any Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (iv) all Securities will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us;
(v) each person signing each Indenture will have the legal capacity and authority to do so; (vi) at the time of any offering or sale of any shares of Common Stock or Preferred Stock by the Company, that the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized, established (if applicable) and available for issuance; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate); and (ix) the Resale Shares have been issued and will be sold in compliance with applicable federal and state securities laws and such sales will be in the manner stated in the Registration Statement.

         In addition, in connection with this opinion, with respect to Guarantors that were organized in jurisdictions other than North Carolina or Delaware, we have assumed that the applicable laws of such jurisdictions are the same as the laws of North Carolina.

         Based upon the foregoing examination and review, we are of the opinion that:

                  (i) When (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), (b) the board of directors of

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Sonic Automotive, Inc.
December 11, 2000
Page 3
                           the Company (or a duly authorized committee thereof) has taken all necessary action to approve the issuance and terms of any Debt Securities, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

                  (ii) When (a) the applicable Indenture has been duly qualified under the TIA, (b) the board of directors of the applicable Guarantor (or a duly authorized committee thereof) or the other applicable governing body has taken all necessary action to approve the issuance and terms of any Guarantee, (c) the terms of such Guarantee have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Guarantor and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over such Guarantor, and (d) such Guarantees have been duly executed, authenticated and delivered in accordance with the applicable Indenture and the Debt Securities relating to such Guarantees have been issued and sold as contemplated in the Registration Statement, such Guarantees will constitute valid and legally binding obligations of such Guarantor, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

                  (iii) When the applicable warrant agreement to be entered into in connection with the issuance of Warrants has been duly authorized, executed and delivered by the Company and the warrant agent, the specific terms of a particular Warrant have been duly authorized and established in accordance with the applicable warrant agreement, such Warrants have been duly authorized, executed, issued and delivered against payment therefor in accordance with the applicable warrant agreement and the applicable underwriting or other agreement and such Warrants have been issued and sold as contemplated in

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Sonic Automotive, Inc.
December 11, 2000
Page 4
                           the Registration Statement, such Warrants will be duly authorized, validly issued, fully paid and non-assessable.

                  (iv) When (a) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock or of any series of Preferred Stock and (b) such shares have been issued and sold as contemplated in the Registration Statement, all such shares will be duly authorized, validly issued, fully paid and non-assessable, and any shares of Common Stock or of any series of Preferred Stock issued upon conversion of any Debt Securities or the exercise of any Warrant, in accordance with the terms of the applicable Indenture or warrant agreement, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable.

                  (v) The 7,247 shares of Common Stock issued by the Company to TCW Leveraged Income Trust, L.P. have been duly authorized and validly issued and are fully paid and non-assessable.

                  (vi) The 724 shares of Common Stock issued by the Company to TCW Shared Opportunity Fund II., L.P. have been duly authorized and validly issued and are fully paid and non-assessable.

                  (vii) The 3,623 shares of Common Stock issued by the Company to Crescent/Mach I Partners, L.P. have been duly authorized and validly issued and are fully paid and non-assessable.

                  (viii) The 24,831 shares of Common Stock issued by the Company to TCW/Crescent Mezzanine Partners, L.P. have been duly authorized and validly issued and are fully paid and non-assessable.

                  (ix) The 10,595 shares of Common Stock issued by the Company to TCW/Crescent Mezzanine Trust have been duly authorized and validly issued and are fully paid and non-assessable.

                  (x) The 956 shares of Common Stock issued by the Company to TCW/Crescent Mezzanine Investment Partners, L.P. have been duly authorized and validly issued and are fully paid and non-assessable.

         The opinions expressed herein is limited to the General Corporation Law of the State of Delaware and the laws of the States of New York and North Carolina, as currently in effect.

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Sonic Automotive, Inc.
December 11, 2000
Page 5

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus and "Legal Matters" in any prospectus supplement forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act.


                                      Very truly yours,


                                      /s/ Parker, Poe, Adams & Bernstein L.L.P.